AMENDMENT TO THE ETF SERIES SOLUTIONS
TRANSFER AGENT SERVICING AGREEMENT
THIS AMENDMENT, effective as of the last date on the signature block, to the Transfer Agent Servicing Agreement, dated as of May 16, 2012, (the "Agreement"), as amended, is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend the series of the Trust to add Cboe Vest 10y Interest Rate Hedge ETF to its funds list; and
WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.
NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of ETF Series Solutions:
Exhibit X, the Funds list, and Exhibit X 1, the Fee Schedule for the ESS Series, is hereby replaced and superseded by the attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ETF SERIES SOLUTIONS	U.S. BANCORP FUND SERVICES, LLC
By: /s/ Isabella K. Zoller	By: /s/ Greg Farley
Name: Isabella K. Zoller	Name: Greg Farley
Title: Secretary	Title: SVP
Date: November 10, 2022	Date: November 11, 2022

I

Exhibit X (Funds list) to the ETF Series Solutions Transfer Agent Servicing Agreement

Funds list

Cboe Vest 10y Interest Rate Hedge ETF

2

Exhibit X1 the Fund Accounting, Administration, Transfer Agent & Account Services Fee Schedule at June 21, 2022
Base Fee for Accounting, Administration, Transfer Agent Services
The following reflects the greater of the basis point fee or annual minimum1 where Cboe Vest, LLC (the “Adviser”) acts as investment adviser to the fund(s) in the same Regulated Investment Trust.
Annual Minimum per Fund2    Basis Points on Trust AUM2
Funds [ ]- [ ]    $[ ]    First $[ ]    [ ] bps
Funds [ ]- [ ]    $[ ]    Next $[ ]    [ ] bps
Funds [ ]+    $[ ]    Next $[ ]    [ ] bps Balance    [ ] bps
See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees
1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.
Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial [ ]-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial [ ]-year period. Following the initial [ ]-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive [ ]-year periods and should this service agreement with U.S. Bank be terminated prior to the end of such a [ ]-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of such [ ]-year period.
Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).
2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly

APPENDIX A
Accounting, Administration, Transfer Agent Services (in addition to the Base Fee)
Pricing Services

For daily pricing of each security (estimated [ ] pricing days annually)
$[ ] – Listed equity instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$[ ] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Government Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
$[ ] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
$[ ] – Bank Loans
Derivative Instruments are generally charged at the following rates:
•$[ ] – Interest Rate Swaps, Foreign Currency Swaps
•$[ ] – Swaptions
•$[ ] – Credit Default Swaps

$[ ] Intraday money market funds pricing, up to [ ] times per day
Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDO and complex derivative instruments, which may result in additional swap setup fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action Factor Services
Fee for ICE data used to monitor corporate actions
$[ ] per Foreign Equity Security per Month
$[ ] per Domestic Equity Security per Month
$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month
Trust Chief Compliance Officer Annual Fee
$[ ] for the first fund (subject to Board approval)
$[ ] for each additional fund [ ]- [ ] (subject to change based on Board review and approval)
$[ ] for each fund over [ ] funds
$[ ] per sub-adviser per fund (capped at $[ ] per sub-adviser over the fund complex)
Per adviser relationship, and subject to change based upon board review and approval
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$[ ] per security per month
SEC Modernization Requirements
Form N-PORT – $[ ] per year, per Fund
Form N-CEN – $[ ] per year, per Fund
Section 15(c) Reporting
$[ ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: [ ] peer comparison reports (adviser fee) and (net expense ratio w classes on [ ] report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
Additional 15c reporting is subject to additional charges
Standard data source – Morningstar; additional charges will apply for other data services
Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e- filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.
Core Tax Services
M-1book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to [ ]) and Capital Gain Dividend Estimates (Limited to [ ]).

APPENDIX B
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
Base fee – $[ ] per fund per year
Setup – $[ ] per fund group
Section 18 Daily Compliance Testing (for derivatives and leverage)
$[ ] set up fee per fund complex
$[ ] per fund per month
C- Corp Administrative Services
1940 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
1933 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
Controlled Foreign Corporation (CFC)

U.S. Bank Fee Schedule plus $[ ]
Optional Tax Services:
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) –$[ ] per year
Additional Capital Gain Dividend Estimates – ([ ]included in core services) – $[ ] per additional estimate
State tax returns - ([ ] included in core services) – $[ ] per additional return
Tax Reporting – C Corporations Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) - $[ ]
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $[ ] Per estimate
State Tax Returns
Prepare state income tax returns for funds and blocker entities – $[ ] per state return
•Sign state income tax returns – $[ ] per state return
•Assist in filing state income tax returns – Included with preparation of returns
•State tax notice consultative support and resolution – $[ ] per fund

Advisor’s signature as acknowledgement of the fee schedule on Exhibit X1 is not needed.

CBOE Vest Financial LLC signed the fee schedule proposal, on 07/12/2022.